LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT is effective as of this _____ day of June, 2011, by and between BLACK ROCK CAPITAL, INC., an Arkansas corporation (“Purchaser”) and FIRST STATE BANK, LONOKE, ARKANSAS, an Arkansas state chartered bank (“Seller”).

W-I-T-N-E-S-S-E-T-H:

WHEREAS, Seller made one or more loans (the “BAMCO LOAN”), to BAMCO GAS, LLC, a Delaware Limited Liability Company, (“Borrower”), which Bamco Loan is evidenced by those certain promissory notes, security agreements and related loan documents as indicated on the attached Exhibit A (collectively, and together with any other documents executed in connection therewith), the Bamco Loan Documents”);

WHEREAS, Seller is the current owner and holder of the Bamco Loan Documents, copies of which are also attached hereto as part of Exhibit A; and

WHEREAS, Purchaser desires to purchase the Bamco Loan Documents from Seller, and Seller desires to sell the Bamco Loan Documents to Purchaser, upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.            Purchase and Seal of Note and Security Documents:  Seller agrees to sell, transfer, convey, assign and deliver the Bamco Loan Documents to Purchaser, and Purchaser agrees to purchase the Bamco Loan Documents.  The Bamco Loan Documents shall be conveyed free and clear of all liens, claims, encumbrances or restrictions of any kind or nature, except as specifically provided herein or liens or encumbrances on the underlying collateral securing the Loan Documents.  The parties acknowledge and agree that the Bamco Loan Documents are being sold by Seller and purchased by Purchaser WITHOUT RECOURSE against Seller, other than the representations and warranties set forth herein.

2.            Purchase Price.   In consideration of the sale, transfer, conveyance, assignment and delivery of the Bamco Loan Documents by Seller, Purchaser, shall pay to Seller in cash as Closing an amount equal to the sum of all principal and accrued interest outstanding on the Promissory Note which is part of the Bamco Loan Documents which as of June ____, 2011, is as follows: (collectively, the “Purchase Price”):

Account No.	Principal	Interest Late Charge	Total

Seller shall execute and deliver to Purchaser assignment of the Bamco Loan Documents and such other conveyance documents as may be reasonably necessary to convey the Bamco Loan Documents to Purchaser in the form attached hereto as Exhibit B (the “Assignments”).

3.            Closing.   The Closing shall take place on or before June           , 2011, at the offices of the Seller in Lonoke, Arkansas, or at such other time and place as the parties may mutually agree (the “Closing Date”).

4.            Seller’s Obligations at the Closing.   At Closing Seller will execute in favor of and deliver to Purchaser or the Purchaser’s agent the Assignments to vest in Purchaser good, marketable, and record title to the Bamco Loan Documents being acquired by Purchaser, free and clear of all liens and encumbrances other than liens or encumbrances on the underlying collateral securing the Loan Documents.

5.            Representations and Warranties of Seller.   Seller hereby represents and warrants
to the Purchaser as follows:

(a)           Existence and Good Standing.   Seller is a state banking association duly organized, validly existing and in good standing under the laws of its place of incorporation.

(b)           Ownership of Loan Documents.   Seller is the lawful record and beneficial owner of the Bamoc Loan Documents.

(c)           Validity.   This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(d)           Authority.   Seller has the full power and authority to enter into this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out the transactions contemplated hereby.  The execution and delivery of this Agreement and such other agreements and documents by Seller, and consummation by Seller of the transactions contemplated hereby, have been duly authorized by each Seller and no other corporation action on the part of the Seller is necessary to authorize the transactions contemplated hereby and the Assignment of the Bamco Loan Documents.

(e)           Note Balances.   As of June ____, 2011, the outstanding principal and accrued interest on the Promissory Note which is part of the Bamco Loan Documents is as set forth in Paragraph 2 above.

(f)           No Amendments.   Except as specified above, there have been no amendments or modifications to any of the Bamco Loan Documents by Seller.

(g)           No Prior Assignment.   The Bamco Loan Documents have not heretofore been assigned, transferred or hypothecated in any manner by Seller.

6.            Representations and Warranties by Purchaser.   Purchaser hereby represents and warrants to Seller as follows:

(a)           Existence and Good Standing.   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas.

(b)           Validity.   This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(c)           Authority.  Purchaser has the full power and authority to enter into this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out the transactions contemplated hereby.  The execution and delivery of this Agreement and such other agreements and documents by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by Purchaser and no other company action on the part of the Purchaser is necessary to authorize the transactions contemplated hereby.

7.            Survival.   The representations, warranties, indemnities, covenants and agreements contained herein shall survive the Closing.

8.            Miscellaneous.

(a)           This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by the party to be bound thereby.

(b)           This Agreement shall be binding upon and inure to the benefit of each party hereto and his heirs, personal representative, successors and assigns.  Otherwise, this Agreement shall not create any rights for the benefit of any third party.

(c)           Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonable requested by any other party in order to carry out the provisions and purpose of this Agreement.

(d)           This Agreement and all amendments thereof shall be covered by and construed in accordance with the laws of the State of Arkansas applicable to contracts made and to be performed therein.

(e)           This Agreement may be executed in multiple counterparts, and all counterparts so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatory to the original or same counterpart.  TO facilitate the execution of this Agreement, this Agreement may be executed by facsimile signature, with the original signature to be provided promptly after facsimile transmissions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year aforesaid.

SELLER:		PURCHASER:
FIRST STATE BANK,		BLACK ROCK CAPITAL, INC.
LONOKE, ARKANSAS

By:	By:

Title:	Title: